Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholders

Mannatech, Incorporated:

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to Mannatech, Incorporated 2008 Stock Incentive Plan of our reports dated March 14, 2008 relating to the consolidated financial statements and the effectiveness of Mannatech, Incorporated’s internal control over financial reporting, appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.

/s/ BDO Seidman, LLP
Dallas, Texas
August 25, 2008